U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10/A

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g)
OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number:
ATLAS CAPITAL HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

NEVADA	20-5549779
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2234 N. Federal Highway, Suite 330 Boca Raton, Florida	33431
(Name and address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	561488-7624

Securities to be registered pursuant to Section 12(b) of the Act:
None

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.001 par value

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

COPIES OF COMMUNICATIONS TO:
Christopher K. Davies
 Fax: (561) 488-7623

PART I

ITEM 1.	DESCRIPTION OF BUSINESS.

General

Atlas Capital Holdings, Inc. (hereinafter ALCL or the Company) is a development stage company incorporated in the State of Nevada on September 13, 2006. ALCL was formerly known as Micro Mammoth Solutions, Inc. and operated as such until January 25, 2010.

On January 26, 2010, the Board of Directors of the Company approved a Stock Purchase Agreement (the “Agreement”) between the Company and all of the shareholders of Atlas Capital Partners, LLC (the “Shareholders”).  Pursuant to the Agreement, the Company issued two shares of the Company’s common stock for every one share of Atlas Capital Partners held by the Shareholders.  No other consideration was paid for the shares held by the Shareholders. Subsequently, the Company purchased all of the issued and outstanding stock of Atlas Capital Partners and filed the appropriate merger documents with the required state authorities.

Following the acquisition of Atlas Capital Partners the shareholders approved an amendment to the Company’s Articles of Incorporation changing the Company’s name from Micro Mammoth Solutions, Inc. to Atlas Capital Holdings, Inc. Atlas Capital Partners was formed as a business management-consulting firm. When Atlas Capital Partners was operating prior to the merger, it had five consultants that worked to provide business management services to clients.  Nominal revenue was generated from the business of the Company.

The Company planned to provide consulting services to small and medium sized enterprises to help them overcome their marketing, management and capital impediments to strengthen and enhance company growth.  The Company originally planned to hire a large group of consultants and independent contractors to offer professional business services focused on navigating all stages of business development.   However, the Company did not raise sufficient capital to hire such a group and began to focus on seeking other business opportunities.

Our President and CEO Mr. Christopher K. Davies is the holder of 10,075,000 shares of outstanding common stock or approximately 58% of the issued and outstanding shares of common stock as consideration for his expertise and his business concept of establishing ALCL, and his serving on the Board of Directors, and assuming the liability of being an officer and director of a publicly trading and reporting Company.

As of February 28, 2011, 100,000,000 shares of common stock were authorized at $0.0001 par value. As of June 30, 2009 there were 10,034,000 shares of common stock issued and outstanding.  As of February 28, 2011 there were 17,434,000 shares of common stock have been issued and outstanding.  There have been no other sales or issuance of any securities in the fiscal year ending June 30, 2010, for ALCL, other than the 7,400,000 shares issued as a result of the merger with Atlas Capital Partners, LLC. The 7,400,000 shares of the Company’s common stock was issued to each of the five shareholder that held ownership interest in Atlas Capital Partners.  Two shares of common stock of the Company were issued for every one share of Atlas Capital Partners held by each of the five shareholders of Atlas Capital Partners.

Our Business Going Forward

On March 1, 2011 the Company entered into a Joint Venture Agreement  (“JVA”) with Clean Energy Pathways, Inc. (“CEP”). The Company has agreed to become the marketing and financing operation for the JV, and CEP has agreed to provide the Company $100,000 as an engagement fee for its services. In addition, the CEP and the Company have agreed to explore a merger between the two companies and each has agreed to provide sufficient resources to identify how the shareholders of both companies would benefit from such a merger.

Our specific operations and services to CEO involve working with CEP to provide marketing and financial advisory services for its solar or wind projects that CEP identifies and that require development financing and a co-developer or developer.  After a CEP professional identifies a project and that project of interest, the Company will assign a consultant to meet with the CEP professional who is responsible for that project. The Company’s consultant will work with the CEP professional to develop a strategy for executing an agreement the project sponsor or developer then the Company will consult with the developer of the project to determine the best approach for financing the project.  After a development or co-development agreement is executed that will enable the Company to begin preparing the materials that are necessary to seek financing for the project. Financing for these projects include state and local government sources and tax incentives, and institutional sources whose objective is to fund renewable energy projects. The Company assists with every aspect of the financing strategy and the development of those materials that are necessary to market the project to the various financing sources.  The Company is paid for its hourly consulting time on each project.  Consulting revenue is dependent on the number of hours billed for each project as well as the experience level of each consultant that provides service for each project.

.Under the JVA, the Company has agreed to increase its number of consultants and to maintain its operations and execute on those marketing and financial opportunities that are in the best interest of CEP. The Company has already hired five new consultants to assist in its marketing efforts and 2 new consultants to assist with financial development opportunities for CEP.

Business Interests and Activities

In addition to those business activities related to CEP, the Company will explore additional business interests in the clean energy sector.  Those interests include assisting other small businesses to market and develop clean energy projects and technologies for solar energy development.

Business Plan

Our business plan involves working closely with CEP to market and develop financial interest for solar project developments that are sponsored by CEP.  We will serve as the marketing and interest building and investment arm for each project. This will allow CEP to develop the projects and we will in turn ensure that each development is properly marketed and prepare those materials necessary to obtain capital for each project.  For each project we plan to receive 50% of the fees that CEP will have budgeted for marketing and interest building services which is included in the development budget and is based on the size and duration of each project.

Currently, we have no projects or clients.  CEP has a team of 5 associates that assist CEP to identify solar development projects that require a co-developer to assist the project’s current developer to raise capital and market the project to develop interest among various stake holders such as investors in the solar development community, state and local governments with an interest in renewable energy projects in their respective areas and private contractors.   Once a project has been identified CEP will seek to team up with the developer or owner of the project to pursue a strategy for financing the project and developing interest.

Use of Independent Contractors and Consultants

To secure sufficient personnel for each engagement the Company will engage independent contractors and consultants who are familiar with solar project marketing and development to assist on an as needed basis following budget approval for each project. Our goal is to keep over-head small and to allocate personnel and resources that will provide sufficient bandwidth but that will meet the budget constraints for each development.

Our business began as a consulting practice and we intend to take some of the expertise in providing business and consulting services and leverage our experience to provide marketing, business and development services to CEP and other firms that require such services.

Operations under the Joint Venture

We have not developed a separate entity to pursue our Joint Venture with CEP.  Our assets, liabilities, revenues, profits losses and tax benefits will remain our own.  We will receive revenues from consulting fees that we agree to in advance with CEP and on a case by case basis depending upon the size and duration of each solar energy development on which we engage with CEP.  Once a budget is approved for the project then our gross revenue for the project is set and we are required to remain within the constraints of that budget.

Primary Focus of Joint Venture

The primary focus of the Joint Venture will be to develop solar energy power facilities. These facilities or developments will consist mainly of solar panels affixed to the ground or on roof top locations and then connected to a local utility that will purchase power from the facility.  CEP will serve as the developer of each project or co-developer. CEP has a pipeline of projects that are waiting to receive funding and marketing.  We will assist CEP to obtain funding and market the project so that it receives the necessary attention within the community in which each project is located.

Once CEP has identified a project to develop either through its own internal sources or through out resources, then we will engage to assist CEP with the marketing and introduction of the project to the appropriate audience to seek interest for each project.  CEP will serve as developer or co-developer for each project and as such will be responsible for maintaining the budget. Upon engagement we will agree to our separate engagement fees for our services pursuant to our Joint Venture Agreement.

The goal of the Joint Venture will be to fund and to develop each solar energy facility and have it operational in its prescribed time frame. CEP, as developer, will be responsible for the development of each project and will seek out co-development opportunities and turn-key development relationships with other developers to assist with its pipeline of solar energy projects. CEP seeks relationships with turn-key developers who can bring all of the services necessary for construction of a solar development facility such as construction, commissioning, operation, and maintenance through the commissioning stage and monitoring through the life cycle of each installation.

JV Partner: Clean Energy Pathways, Inc.

CEP is a corporation based in Dothan, Alabama, and is a clean energy and fuel developer with a sales organization. CEP is quoted on the OTC Pink Sheets under the symbol “CPWY.PK”.  For its fuel distribution, CEP purchases feed stock from vendors and custom blends the fuel in strategically located bio refinery facilities. The finished product is then shipped by truck or rail to CEP’s customer.

For its solar products, the CEP has an agreement with an American solar manufacturer, known as Power Partners, Inc. The product is drop shipped to CEP’s customer or CEP’s dealer. For its imported solar product, CEP accepts orders for the solar products. Once the Company sells a container, the product is imported and then shipped to the dealer or warehoused in Dothan, Alabama.

CEP only recently acquired its current name and current business entity after a period of only minimal operations. CEP was originally incorporated in Nevada on April 7, 2000 under the name KoreaStation Corporation. Effective May 30, 2000, Envira Minerals, Inc. (an Arizona Corporation) was merged into that entity. Effective January 3, 2001, that entity changed its name from KoreaStation Corporation to E4 World Corporation.  On July 13, 2006, through a Stock Purchase Agreement and Share Exchange, the entity acquired all of the outstanding shares of XcelPlus Global Holdings, Inc. Throughout that first fiscal year from July 27, 2006 through fiscal 2008, CEP was known as XcelPlus Global Holdings, Inc. and had minimal to no revenues. Most expenses incurred were paid with issuances of stock. A management change occurred in February of 2009. Effective On August 26, 2010, XcelPlus Global Holdings changed its name to Clean Energy Pathways, which is currently the operating entity.

Market Opportunity

For the past five years there has developed a growing market for clean energy and renewable fuel supply. We will work to assist CEP to develop and implement environmentally friendly technologies to provide clean energy solutions for their clients.  Our mission is to build shareholder value by leveraging CEP’s products and our ability to execute and finance clean energy development projects to fill a need in the market for clean renewable energy.  We will accomplish our goal by assisting CEP as well as other companies to develop and acquire patentable clean energy technologies; to assist companies to provides financing for large and medium-size solar and wind energy projects to provide energy to U.S. based public utility companies; and to assist companies to market their products, technologies and project development capabilities to potential clients in the U.S and abroad. Currently, we have no other clients other than CEP.

Sales & Marketing

With future funding, we plan to establish a formal sales and marketing team whose services will further be applied to assist CEP’s efforts.  To date, we have marketed, with our existing management team and consultants, to a small group of large-scale utility companies and electricity consumers through targeted sales and attendance at trade shows. We have rapidly broadened our marketing approach to cover other alternative customers by exploring creative uses for available efficiency technologies.

Government Regulation

We are not governed by formal government regulations, although the contracts we potentially enter into with our municipal and quasi-public customers are governed by applicable regulations and laws governing public and quasi-public contracting. We ensure that all of our purchased products and services comply with applicable government regulations.

Competition

Currently, there are significantly larger companies in our market. Those companies have greater financial resources and personnel that we have.  If we are unable to secure more financing we may be unable to effectively compete against larger companies in our market.

Employees

As of February 28, 2011, we had two full-time employees, Christopher K. Davies, our President and CEO and Duncan Farmer our Secretary and Chief Legal Counsel.  As the Company’s officer and director, Mr. Davies devotes such time as he believes is required to the Company. None of the company’s employees were, nor are they now represented by a collective bargaining arrangement.

The Company has determined that given its current JVA it will continue to identify and engage consultants who will work with the Company on an as needed basis. None of those consultants will serve as officers of the Company.

The Company does not carry key person life insurance on its directors. The loss of the services of any of its executive officers or other directors could have a material adverse effect on the business, results of operations and financial condition of the Company. The Company's future success also depends on its ability to retain and attract highly qualified technical and managerial personnel.

There can be no assurance that the Company will be able to retain its key managerial and technical personnel or that it will be able to attract and retain additional highly qualified technical and managerial personnel in the future. The inability to attract and retain the technical and managerial personnel necessary to support the growth of the Company's business, due to, among other things, a large increase in the wages demanded by such personnel, could have a material adverse effect upon the Company's business, results of operations and financial condition.

ITEM 1A.	RISK FACTORS.

FACTORS THAT MAY AFFECT OUR PLAN OF OPERATION

We have been the subject of a going concern opinion by our independent auditor who has raised substantial doubt as to our ability to continue as  a going concern

Our consolidated financial statements have been prepared assuming we will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.  The Company is in the development stage and, accordingly, has not yet generated significant revenues from operations.  As a development stage Company, it has generated revenues totaling $36,000 and incurred accumulated net losses of approximately $187,068 from September 13, 2006 (inception) through the period ended December 31, 2010.  These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty. Assurances cannot be given that adequate financing can be obtained to meet our capital needs. If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

We currently have one client that has engaged us for our services and that we have entered into a Joint Venture Agreement. If this Joint Venture does not generate sufficient revenue to operate our business, we could be required to sharply curtaio our operations.

Currently, we only have CEP as our Joint Venture partner. We have not been engaged by any other parties to provide them our services. While the Company intends to generate sufficient operating income from its Joint Venture with CEP, we cannot guaranty that we will generate sufficient income to maintain our operations. In the event that CEP goes out of business or is unable to execute upon its obligations under the Joint Venture Agreement, then we could be unable to obtain the income we anticipate and could be required to sharply curtail or cease our operations in the event we are unable to secure additional engagement fees from new clients.

We are a new entrant into the solar energy market and we have not had significant experience with clean energy projects

Since inception, activities have been limited to organizational efforts, obtaining working capital and acquiring and developing a business and development plan. As a result, future revenues may be limited. While our consultants have marketing and business management consulting experience, we have not used that experience in a meaningful way in the solar energy market. Our lack of experience could prove to be a major determining factor in whether we are able to secure additional revenue sufficient to operate our business. In the event that we are unable to do so we could be required to sharply curtail or cease operations.

Our results of operation and financial condition may be adversely affected by economic and financial market conditions

Our revenues are dependent upon whether we are able to successfully get a solar development project capitalized and approved by the appropriate purchaser of the power that the solar power development will supply.  Therefore, current global economic and financial markets conditions, including severe disruptions in the credit markets and the potential for a significant and prolonged global economic recession, may materially and adversely affect our results of operations and financial condition. These conditions may also materially impact our ability to obtain other clients that would seek to engage our services.

Our common stock may be affected by limited trading volume and may fluctuate significantly, which may affect our stockholders’ ability to sell shares of our common stock.

There has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our stockholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. These factors may negatively impact our stockholders' ability to sell shares of our common stock.

We are a development stage company organized in March 2006 and have no operating history, which makes an evaluation of us extremely difficult.

We were incorporated in March of 2006 as a Nevada corporation. Since our start up, we have generated limited revenues from operations and have been focused on organizational, start-up, and market analysis activities since we incorporated. Our operating activities during this period consisted primarily of developing contacts for our consulting services.  There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably.

You should consider our prospects in light of the risks and difficulties frequently encountered by early stage companies in the rapidly evolving consulting market. These risks include, but are not limited to, an unpredictable business environment.

Our competition may be larger and have more capital than we do, and may be able to provide a wider array of services than we are able to due to our size.

Our competition is from larger consulting firms and finance companies that have more capital and resources than we do.  We believe our competitors to be business consulting firms, private equity funds and investment banks.  Our competitors are able to provide consulting services and/or funding.

If we do not begin to generate revenue from our operations we could become dependent upon external financing to fund our ongoing operations And implement our business plan.

Currently, we are not dependent upon external financing to fund our operations. However, it is imperative that we begin to generate consistent revenue from our operation in order to implement our business plan and to finance ongoing operations. New capital may not be available and adequate funds may not be sufficient for our operations, and may not be available when needed or on terms acceptable to our management. Our failure to generate revenue or to obtain adequate additional financing may require us to delay, curtail or scale back some or all of our operations and may hinder our ability to expand or continue our business.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

●	Establish definitive business strategies, goals and objectives

●	Maintain a system of management controls

●	Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees

If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions. These marketability restrictions may prevent you from liquidating your stock, thus causing a loss of your investment.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

We lack independent directors on our Board of Directors which could limit the type of guidance given to our Board and could have a negative impact on our stock price.

Shareholders should be aware of and familiar with the recent issues concerning corporate governance and lack of independent directors as a specific topic. Our sole Director is also our CEO and he is not independent because they are employed by the Company. Therefore, the guidance that the sole Directore may provide could be limited in scope.

Our sole Director owns more than 51% of the Company’s stock which represents a controlling interest.

Our Chief Executive Officer owns more than 51% of the stock in the Company. Our CEO holds the controlling interest and is the sole director and because of the voting power held can effectively approve or block any corporate change of control. Moreover, because of the voting power, this stockholders can effectively elect the board of directors and vote to amend the Company's certificate of incorporation. Investors should be aware that the voting power of this stockholder can be exercised in a manner that delivers economic benefit of all stockholders or may be exercised in a manner that does not deliver the same economic benefit to all stockholders.

There is a gradually emerging public market for our stock and it has only recently tradedsporadically at best in the public market which has been nonexistent up until recently

Trading of our stock only recently commenced, with a closing bid price of $0.60 and an ask price of $1.05 in April 2011.  Prior to March 2011 there had been no trading in our stock.  The overall float related to our stock is approximately three million shares and our stock barely trades on a regular basis. If a market for our common stock continues to develop slowly; the stock price may be volatile. No assurance can be given that any market for our common stock will be maintained. The sale of "unregistered" and "restricted" shares of common stock pursuant to Rule 144 of the Securities Act Rules by members of management or others may have a substantial adverse impact on any such market.

Failure to attract, train, and retain personnel to manage our growth could adversely impact our future operating results.

Our strategy to grow our operations may place a greater strain on our managerial, financial and human resources than that experienced by our larger competitors, as they have a larger employee base and administrative support group. As we grow we will need to:

●
build and train sales and marketing staff to create an expanding presence in the evolving marketplace for our products and services, and to keep staff informed regarding the features, issues and key selling points of our products and services;

●	attract and retain qualified personnel in order to continue to develop reliable and saleable products and services that respond to evolving customer needs; and

●
focus personnel on expanding our internal management, financial and product controls significantly, so that we can maintain control over our operations and provide support to other functional areas within our business as the number of personnel and the size of our operations increases.

Competition for such personnel can be intense, and we cannot assure you that we will be able to attract or retain highly qualified marketing, product engineers, sales and managerial personnel in the future. Our inability to attract and retain the necessary personnel may adversely affect our future growth and profitability. It may be necessary for us to increase the level of compensation paid to existing or new employees to a degree that our operating expenses could be materially increased.

We have limited funds. Our ultimate success may depend upon our ability to raise additional capital. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us.

Despite our JVA, we may not be able to execute our current business plan and fund business operations long enough to achieve profitability. We may be required to pursue sources of additional capital through various means, including debt or equity financings. Future financings through equity investments are likely to be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition and results of operations.

Our ability to obtain needed financing may be impaired by such factors as the condition of the economy and capital markets, both generally and specifically in our industry, and the fact that we are not profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

AVAILABLE INFORMATION

We file annual, quarterly and special reports and other information with the SEC that can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E. Washington, D.C. 20549-0405. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. The Company's filings are also available through the SEC's Electronic Data Gathering Analysis and Retrieval System which is publicly available through the SEC's website (www.sec.gov). Copies of such materials may also be obtained by mail from the public reference section of the SEC at 100 F Street, N.E., Washington, D.C. 20549-0405 at prescribed rates.

ITEM 2.	FINANCIAL INFORMATION

Management's Discussion and Analysis of Financial Condition and Results of Operations.

Disclosure Regarding Forward Looking Statements

Statements, other than historical facts, contained in this Registration Statement on Form 10, including statements of potential acquisitions and our strategies, plans and objectives, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  Although we believe that our forward looking statements are based on reasonable assumptions, we caution that such statements are subject to a wide range of risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Among those risks, trends and uncertainties are important factors that could cause actual results to differ materially from the forward looking statements, including, but not limited to; the effect of existing and future laws, governmental regulations and the political and economic climate of the United States; the effect of derivative activities; and conditions in the capital markets.  In particular, careful consideration should be given to cautionary statements made in this Form 10 in the Risk Factors section.  We undertake no duty to update or revise these forward-looking statements.

When used in this Form 10, the words, "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of important reasons, including those discussed under Item 1A. "Risk Factors" and elsewhere in this Form 10.

Plan of Operation

The Company’s initial plan of operation sought to establish itself in the Florida mortgage market, and then expand into other markets. The goal was to provide expedited services to satisfy customer service issues for small and medium sized commercial and residential mortgage lenders. After attaining the capability of responding to customer service and marketing issues for lenders across the United States, the company would expand into additional markets. However, resulting from a lack of revenue generation, the company became stalled with its business plan, and aggressively began seeking other business opportunities in an effort to substantiate stockholder value, including mergers with or the acquisition of private companies.

On January 26, 2010, the Board of Directors of the Company approved a Stock Purchase Agreement between the Company and all the shareholders of Atlas Capital Partners, LLC.

As the surviving entity, Atlas Capital Partners, Inc’s plan of operation was to expand upon the Company’s existing business management consulting services platform. ALCL’s general plan of operation was to provide consulting services to small and medium sized enterprises who seek to overcome their marketing, management and capital impediments to strengthen and enhance company growth. However, the Company was unable to raise sufficient financing to obtain a large network of consultants and expand its business operations.  The business stalled again while management began seeking additional business opportunities.

Plan of Operations for the next Twelve Months

Over the next twelve months we plan to assist CEP with the marketing and capitalizing their development projects. This will involve, and we have already begun, hiring additional marketing consultants and independent contractors to assist the Company to meet its obligations under the Joint Venture Agreement with CEP.  In addition, other milestones will consist of the following:

1)	developing a marketing plan for each oc CEP's projects;
2)	putting those materials in front of the appropriate parties to develop interest;
3)	maintaining contact with other service providers who will assist in identifying new projects;
4)	determining if a merger with CEP is in the best pat for the Company and its shareholders, or if a continued Joint Venture is best;
5)	acquire more clients and engagements from other companies sot that the Company is not dependent on one partner/client.

We have begun working on each of the above noted milestones and we believe we could complete each of these milestones by the end of the fourth quarter of this calendar year, 2011.

In order to meet each milestone the Company will use those revenues it expects to generate from each project as a base line budget to determine the number of professional consultants and independent contractors to hire for each project. Once the project is operational the Company will begin receiving revenues and hire the number of personnel required for the given project.  So the expenses for each of the milestones listed above are specific to each project and based on need.  As we develop a larger pipeline of projects more personnel will be brought on to those projects according to the budgets allocated in advance of each project. This will prevent the Company from generating losses as a result of paying for personnel before sufficient funding has been allocated.

CEP has provided an initial $100,000 as an engagement fee to allow the Company to begin operations in anticipation of the initial projects coming online. We believe this will be sufficient to complete each of our milestones.  The Company’s management believes this engagement fee will be sufficient to allow the Company to operate until a development project is brought online which we believe will occur by the end of the fourth quarter of this calendar year, 2011. The Company has identified three development projects for which CEP is working to obtain funding so that these projects may be developed. There is not guarantee that any of these projects will be developed or if granted to CEP, that financing will be available for these projects.

Our specific operations involve working with CEP to provide marketing and financial advisory services for its solar or wind projects that CEP identifies and that require development financing and a co-developer or developer.  After a CEP professional identifies a project and that project of interest, the Company will assign a consultant to meet with the CEP professional who is responsible for that project. The Company’s consultant will work with the CEP professional to develop a strategy for executing an agreement the project sponsor or developer then the Company will consult with the developer of the project to determine the best approach for financing the project.  After a development or co-development agreement is executed that will enable the Company to begin preparing the materials that are necessary to seek financing for the project. Financing for these projects include state and local government sources and tax incentives, and institutional sources whose objective is to fund renewable energy projects. The Company assists with every aspect of the financing strategy and the development of those materials that are necessary to market the project to the various financing sources.  The Company is paid for its hourly consulting time on each project.  Consulting revenue is dependent on the number of hours billed for each project as well as the experience level of each consultant that provides service for each project.

A critical component of our operating plan impacting our continued existence is the ability to obtain additional capital through additional equity and/or debt financing. In the event we cannot obtain the necessary capital to pursue our strategic plan, we may have to cease or significantly curtail our operations. This would materially impact our ability to continue operations.

Results of Operations

For the three month periods ended March 31, 2011 and 2010, we reported no revenues; and for the nine month periods ended March 31, 2011, we reported revenues of $-0- and $4,000, respectively. For the three and nine month periods ended March 31, 2011, we incurred net losses of $1,250 and $800 and $2,250 and $1,389, respectively.

For complete financial information, please see the enclosed financial statements and the accompanying notes.

Results of Operations for the Fiscal Year Ended June 30 2010

For the year ended June 30, 2010 we had a net loss of $1,389 as compared to a net loss of $6,163 for the year ended June 30, 2009.

During the year ended June 30, 2010 revenues were generated from minor consulting arrangements that were ongoing and as a result of the predecessor company, Micro Mammoth Solutions, Inc.  These revenues were minimal.

Liquidity and Capital Resources

Until our recent Joint Venture with Clean Energy Pathways the Company has had limited liquidity. The Company believes that under its current Joint Venture Agreement it will begin to realize liquidity and operating capital. Under the JVA, CEP will provide $100,000 as an engagement fee for the Company. This engagement fee will enable the Company to meet its current financial obligations and provide liquidity to the Company. If the Company is able to secure a development project along with CEP or on its own, then the Company will not need to raise any capital from financing activities in order to fund its operations for the next twelve months. The $100,000 that CEP will provide will be more than sufficient to fund current operations until a project can be brought online. Our need for capital is consistent with the work we perform on each project. As a project comes online we will require additional personnel to staff the marketing and interest procurement for that project. Capital is provided by the project as part of the projects budget and therefore covers our costs and expenses. Additional capital could be required in the event that Company is unable to secure a project within the next twelve months. In that event we could be required to seek additional funds from a third party or institutional investor. In such an event we cannot guaranty that we will be able procure such financing on terms that are favorable or acceptable to management.

In the short-term our liquidity needs have been met by CEP providing an engagement fee to the Company in return for our services related to the Joint Venture. This will more than provide for the current and short- term expenses of the Company.

In the long-term, within the next twelve months the Company believes it will generate additional revenue as CEP’s development projects are approved and come online by the end of the fourth quarter of this year, 2011. These projects are expected to provide revenue for the Company that is sufficient to fund its operations. In the event that twelve months has passed and we are unable to secure any development projects, then the Company will need to seek additional financing as it will not have any liquidity.

The Company will account for the $100,000 engagement fee provided by CEP as revenue generated by the Company. We will recognize revenue when services are rendered, based on actual service provided in relation to the total of services to be provided.

Off-Balance Sheet Arrangements

As of the date of filing of this statement, there were no off -balance sheet arrangements.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplates continuation of the Company as a going concern. The Company’s operations generated limited income during the current period ended.

The future success of the Company is likely dependent on its ability to obtain additional capital to develop its proposed consulting offerings and ultimately, upon its ability to attain future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations.

See the Financial Statements and accompanying footnotes for our full financial information and disclosures, beginning on page F-1.

As a smaller reporting company as defined by Rule 229.10, ALCL is not required to provide the supplementary financial data as required by this item.

ITEM 3.	DESCRIPTION OF PROPERTY

We do not lease or rent any property. Our executive offices are located at 2234 N. Federal Highway, Suite 330 Boca Raton, Florida 33431.  Our office space and related services are provided at no charge by Christopher K. Davies our President and CEO.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS ANDMANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock on March 1, 2010 held by those persons known to beneficially own more than 5% of our capital stock and by our directors and executive officers.

The percentage of beneficial ownership for the following table is based on 17,434,000 shares of common stock outstanding as of March 1, 2011.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes (unless footnoted) shares of common stock that the stockholder has a right to acquire within 60 days after June 30, 2009 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

SECURITY OWNERSHIP OF MANAGEMENT
Title of class	(1) Name and address of beneficial owner	(2) Amount and nature of beneficial ownership	(4) Percent of class
Common	Christopher K. Davies	10,075,000	58%
Common	Duncan Farmer	600,000	3%
Common	Tangiers Capital, LLC 402 West Broadway, Suite 400 San Diego, California 92101	2,000,000	7.15%

(1)	Unless otherwise indicated the address of the Company’s officers and directors is that of the Company.
(2)
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). The address of each person is care of ALCL.

ITEM 5.	DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The members of our board of directors serve for one year terms and are elected at the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the board of directors. Information as to our current director and executive officer is as follows:

Name	Age	Title	First Elected	Term Expires
Christopher K. Davies	42	Chairman, CEO, President	12/2009	9/2013
Duncan Farmer	63	Secretary, Legal Counsel	1/2010	9/2013

Duties, Responsibilities and Experience

Christopher K. Davies has been the Chairman, CEO and President since the founding of Atlas Capital Partners, LLC in August 2008 which was later merged with Micro Mammoth Solutions, Inc. in January 2010. Upon the merger of Atlas Capital Partners, LLC and Atlas Capital Holdings, Inc. Mr. Davies was the majority shareholder and the sole Director of the Company and have served as the Chairman, CEO and President of the Company since the merger in January, 2010.  Mr. Christopher K. Davies currently devotes the majority of his time (approximately 99% of it) to managing the operations of the Company.  Mr. Davies professional career spans in excess of 20 years in the finance and securities arena.

Prior to establishing Atlas Capital Partners in August 2008, Mr. Davies served as the Senior Managing Attorney and Assistant Corporate Secretary for Office Depot, Inc., a New York Stock Exchange.  He began working at Office Depot in May of 2006 and continued working at Office Depot until February 2010.  While at Office Depot Mr. Davies has led Office Depot’s corporate finance and securities transactions and compliance activities. He also has been responsible for developing and structuring the company’s investments and financing opportunities in the U.S and overseas.  In addition, Mr. Davies has served as Office Depot’s lead attorney for all of the company’s mergers and acquisitions in the U.S. and Canada.

Prior to joining Office Depot in May 2006,, Mr. Davies represented some of the largest companies and financial institutions in the U.S and overseas at the law firm of Kirkpatrick & Lockhart, Nicholson, Graham where he worked in the Firm’s corporate and securities practice group from April, 2004 to May 2006.   Mr. Davies received his J.D. from the University of Notre Dame Law School and his undergraduate degree from Southern Illinois University at Carbondale.

Mr. Davies has spent years serving as assistant corporate secretary at Office Depot, a New York Stock Exchange listed company. During that time he served as counsel to the various committees of Office Depot’s Board of Directors.  As assistant corporate secretary Mr. Davies learned first hand those critical issues that evolve at the Board level and how to best resolve them. In addition Mr. Davies has spent more than 13 years of experience as a corporate and securities attorney, which has given him experience with assisting Boards and senior management to address complex issues and matters that can affect a Board and executive management. This experience has qualified him to serve as Chairman of the Company’s Board.

Mr. Duncan Farmer is the Secretary and Legal Counsel for Atlas Capital Holdings, Inc.  Mr. Farmer continues to work in his private practice, and has practiced law for more than 37 years. Mr. Farmer graduated Duke University School of Law, with his Juris Doctorate Degree in 1973 and completed his undergraduate studies at Catholic University of America, where he graduated Magna cum Laude, Phi Beta Kappa in 1970.

In addition to his private practice work, encompassing a broad range of legal areas, which include litigation, antitrust, securities, mergers and acquisitions and finance law. Mr. Farmer has governmental experience with the Federal Trade Commission and legal staff experience at General Motors Corporation.  He has counseled the Board of Directors of both publicly held and privately held companies.

Mr. Farmer is a member of the New Hampshire Bar, the Florida Bar and the New York Bar.  He is admitted before the United States Supreme Court and in the United States Courts of Appeal and the District Courts.  He has been a partner in the law firm of Burger, Farmer & Cohen, LLC from 2004 through 2007, and Of Counsel to the law firm of McDonald Hopkins LLC from 2007 through 2009.  He is the principal of Duncan J. Farmer Esq. LLC.

Family Relationships

None

Involvement of our Officers and Directors in Certain Legal Proceedings.

None of our officers or directors has be involved in any legal proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of our Company during the period from inception to the date of filing of this statement.

During the past five years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Election of Directors and Officers

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding, which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

Committees of the Board

The Company currently does not have any separately designated committees of the Board such as an audit committee, a compensation committee or a nominating committee. Over the next twelve months the Company plans to review Board membership and committee development and will create such committees, as the Board expands and deems appropriate, that can provide guidance on each of their respective areas of responsibility to management and the larger Board as a whole.

Audit Committee and Financial Expert

We do not have an Audit Committee, Christopher K. Davies, our President and CEO, performs some of the same functions of an Audit Committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. The Company does not currently have a written audit committee charter or similar document.

We have no independent financial expert. We believe the cost related to retaining an independent financial expert at this time is prohibitive. Further, because of our start-up operations, we believe the services of a financial expert are not warranted.

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

(1)	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
(2)	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
(3)	Compliance with applicable governmental laws, rules and regulations;
(4)	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
(5)	Accountability for adherence to the code.

We have not adopted a corporate code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions in that our sole officer and director serves in all the above capacities.

Our decision to not adopt such a code of ethics at this time is as a result of our having only one officer and director operating as the sole management for the Company.  We believe that as a result of the limited interaction, which occurs having a sole officer/director for the Company eliminates the current need for such a code, in that violations of such a code would be reported to the party generating the violation.

Corporate Governance

Nominating Committee

We do not have a Nominating Committee or Nominating Committee Charter.  Christopher K. Davies, our President and CEO, performs some of the functions associated with a Nominating Committee. We have elected not to have a Nominating Committee in that we are a development stage company with limited operations and resources.

Director Nomination Procedures

Generally, nominees for Directors are identified and suggested by the members of the Board or management using their business networks. The Board has not retained any executive search firms or other third parties to identify or evaluate director candidates in the past and does not intend to in the near future. In selecting a nominee for director, the Board or management considers the following criteria:

1.
whether the nominee has the personal attributes for successful service on the Board, such as demonstrated character and integrity; experience at a strategy/policy setting level; managerial experience dealing with complex problems; an ability to work effectively with others; and sufficient time to devote to the affairs of Atlas Capital Holdings, Inc.;

2.
whether the nominee has been the chief executive officer or senior executive of a public company or a leader of a similar organization, including industry groups, universities or governmental organizations;

3.
whether the nominee, by virtue of particular experience, technical expertise or specialized skills or contacts relevant to ALCL’s current or future business, will add specific value as a Board member; and

4.	whether there are any other factors related to the ability and willingness of a new nominee to serve, or an existing Board member to continue his service.

The Board or management has not established any specific minimum qualifications that a candidate for director must meet in order to be recommended for Board membership. Rather the Board or management will evaluate the mix of skills and experience that the candidate offers, consider how a given candidate meets the Board’s current expectations with respect to each such criterion and make a determination regarding whether a candidate should be recommended to the stockholders for election as a director. For the fiscal year ending June 30, 2010, ALCL received no recommendation for Directors from its stockholders.

Atlas Capital Holdings, Inc. will consider for inclusion in its nominations of new Board of Director nominees proposed by stockholders who have held at least 1% of the outstanding voting securities of ALCL for at least one year. Board candidates referred by such stockholders will be considered on the same basis as Board candidates referred from other sources. Any stockholder who wishes to recommend for ALCL’s consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate’s name and qualifications in writing to ALCL’s at the following address: 2234 N. Federal Highway, Suite 330, Boca Raton, Florida 33431.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during the year ended 2010, Christopher K. Davies was current in his filings.

ITEM 6.	EXECUTIVE COMPENSATION

OPTIONS/SARS GRANTS in LAST FISCAL YEAR

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term		Alternative to (f) and (g): Grant value
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Number of Securities Underlying Options/SARs Granted (#)	Percentage of Total Options/SARs Granted to Employees in Fiscal Year	Exercise of Base Price (#/SH)	Expiration date	5%($)	10%($)	Grant Date Present Value ($)
Christopher K. Davies President & CEO	0	0	0	N/A	0	0	0
Duncan Farmer, Secretary	0	0	0	N/A	0	0	0

Aggregated Option/SAR Exercise in Last Fiscal Year and FY-End Option/SAR Values

(a)	(b)	(c)	(d)	(e)
Name	Shares Acquired on Exercise ($)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (%) Exercisable/ Unexercisable	Value of Unexercisable In-the-Money Options/SARs at FY-End ($) Exercisable/ Unexercisable
Christopher K. Davies, President & CEO	0	0	0	N/A
Duncan Farmer, Secretary	0	0	0	N/A

Long-Term Incentive Plans - Awards in Last Fiscal Year

			Estimated Future Payouts Under Non-Stock Price-Based Plans
(a)	(b)	(c)	(d)	(e)	(f)
Name	Number of Shares, Units or Other Rights (%)	Performance or Other period Until Maturation or Payout	Threshold ($ or %)	Target ($ or %)	Maximum ($ or %)
Christopher K. Davies, President & CEO	0	0	0	N/A	N/A
Duncan Farmer, Secretary	0	0	0	0	N/A

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary (c)		Bonus (d)	Stock Awards (e)	Option Awards (f)	Non-Equity Incentive Plan Compensation (g)	Nonqualified Deferred Compensation Earnings (h)	All Other Compensation (i)	Total (j)
Christopher K. Davies Chairman, CEO and President	2010		$0	$0	$0	$0	$0	$0	$0	$0
Duncan Farmer, Secretary	2010	$		0	$0	$0	$0	$0	$0	$0

Employment Contracts and Termination of Employment and Change-in-Control Arrangements:

There are no employment contracts existing between the registrant and any executive officers.

Report On Repricing Of Options/SARS:

At no time during the last completed fiscal year, did the ALCL offer Options/SARs, whether through amendment, cancellation or replacement grants, or any other means (“repriced”) to its directors.

Christopher K. Davies, our President and CEO performs function equivalent to a “Compensation Committee,” and as such, has at no time during the last completed fiscal year, offer Options/SARs, whether through amendment, cancellation or replacement grants, or any other means (“repriced”) to ALCL directors.

ITEM 7.	CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Related Party Transactions

Office services are provided without charge by our Chairman, CEO, and President. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

During the three month period ended March 31, 2010, the Company’s current chief executive officer and principal shareholder advanced the company $800 for the payment of operating expenses.

Director Independence

The Company’s sole Director is Mr. Christopher Davies, who also serves as the Company’s CEO and is therefore not considered an independent director under any standards required by a listed exchange or otherwise as indicated under Item 407(a).

Promoters

Christopher K. Davies acquired control of the Company from James Watson who was the CEO prior to Mr. Davies.  Mr. Watson turned over six million shares of the Company’s common stock (the control block) to Mr. Davies on December 2009. Mr. Watson received the 6 million shares upon taking control of the Company in September 2006.

ITEM 8.	LEGAL PROCEEDINGS

We have not been a party to any legal proceedings and we are not aware of any threatened or pending claims against us.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information

Our Common Stock is traded in the over-the-counter securities market through the National Association of Securities Dealers Automated Quotation Bulletin Board System, under the symbol “ALCL”. We have been eligible to participate in the OTC Bulletin Board since November 8, 2007. The following table sets forth the quarterly high and low bid prices for our Common Stock during our last two fiscal years, as reported by a Quarterly Trade and Quote Summary Report of the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions. In the fourth quarter of 2009, shares of our Common Stock traded at market at a price above the range in which our Common Stock has traded in the past.  The Company has no knowledge regarding the price increase, as the trades that resulted in the price increase occurred in the open market and not as a result of any company sponsored buy-back program or any affiliate of the Company purchasing shares in the open market.

	2010		2009
	High	Low	High	Low
1st Quarter	4.50	4.50	4.50	0.001
2nd Quarter	4.50	4.50	4.50	0.001
3rd Quarter	4.50	4.50	4.50	0.001
4th Quarter	4.50	4.50	4.50	4.50

(b) Holders of Common Stock

As of March 1, 2011 we had 46 stockholders of record of the 17,434,000 shares outstanding.

(c) Dividends

The Board of Directors has not declared any dividends due to the following reasons:

1.	The Company has not yet adopted a policy regarding payment of dividends;

2.	The Company does not have any money to pay dividends at this time;

3.	The declaration of a cash dividend would result in an impairment of future working capital; and

4.	The Board of Directors will not approve the issuance of a stock dividend.

Equity Compensation Plans Information

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) ( c )
Equity compensation plans approved by security holders	0	0	0
Equity compensation plans not approved by security holders	0	0	0

Total	0	0	0

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES
We did not sell any securities during the last three fiscal years to the date of this filing.

The company issued 7,400,000 shares of common stock to the shareholders of Atlas Capital Partners, LLC as a result of the Stock Purchase Agreement between the two parties, as approved by shareholder vote on January 26, 2010. The Company received all of the outstanding units of Atlas Capital Partners, LLC. The 7,400,000 shares of the Company’s common stock was issued to each of the five shareholders who originally held ownership interest in Atlas Capital Partners.  Two shares of common stock of the Company were issued for every one share of Atlas Capital Partners held by each of the five shareholders of Atlas Capital Partners. None of the shares were issued in a public offering and no solicitation was performed before or during the issuance of those shares. Mr. Davies received four million shares of the Company’s common stock pursuant to the Stock Purchase Agreement. We relied upon Section 4(2) of the Securities Act in issuing the securities disclosed above. Our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Our articles of incorporation authorize the issuance of 100,000,000 shares of common stock, $0.0001 par value per share, of which 17,434,000 shares were outstanding as of March 1, 2011. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the board of directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of ALCL, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Transfer Agent

The transfer agent for the common stock is Madison Stock Transfer, 1688 East 16h Street, Brooklyn, New York 11229.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

No Director of the Company will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any director since provisions have been made in the articles of incorporation limiting liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law; or

•	for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of their duties; provided that in the event of a settlement the indemnification will apply only when the board of directors approves settlement and reimbursement as being for our best interests.

Our officer and director is accountable to us as a fiduciary, which means he is required to exercise good faith and fairness in all dealings affecting ALCL. In the event that a stockholder believes the officer and/or director has violated his fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in ALCL in connection with a sale or purchase, including the misapplication by any officer or director of the proceeds from the sale of these securities, may be able to recover losses from us.

We undertake the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Act and is unenforceable.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There are not and have not been any disagreements between us and our accountants on any matter of accounting principles, practices or financial statement disclosure.

ITEM 15.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

			Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Filing date
3.1(i)	Articles of Incorporation		10/A	04/07/2011

3.1(ii)	Bylaws of Atlas Capital Holdings, Inc.		10-Q	05/24/2010
10.1	Joint Vneture Agreement between CEP and ALCL		10	03/03/2011
23.1	Consent of Patrick Rodgers CPA, PA		10	03/03/2011

FINANCIAL STATEMENTS SCHEDULE

Unaudited financial statements for the three month period ending September 30, 2010 and 2009

Balance Sheets as of March 31, 2011 and June 30, 2010	F-1

Statements of Operations for the three months ended and nine months ended March 31, 2011 and 2010 and the period from September 13, 2006 (inception) through December 31, 2010	F-2

Statement of Changes in Stockholders Equity from September 13, 2006 (Inception) to March 31, 2011	F-3

sed Statements of Cash Flows for the nine months ended March 31, 2011 and 2010 and the period from September 13, 2006 (inception) through March 31, 2011	F-4

Notes to Financial Statements	F-5

PART 1 - FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

ATLAS CAPITAL HOLDINGS, INC.
(A Development Stage Company)

BALANCE SHEETS

	March 31,	June 30,
	2011	2010
	(Unaudited)

ASSETS

Current assets:
Cash	$313,250	$-

Total current assets	313,250	-

Total Assets	313,250	-

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Deferred revenue	$100,000	$-
Loan from shareholder	1,800	800

Total current liabilities	101,800	800

Stockholders' equity:
Common stock, $.0001 par value, authorized 100,000,000 shares; 21,724,000 and 17,434,000 issued and outstanding as of March 31, 2011 and September 30, 2010 and June 30, 2010, respectively	2,172	1,743
Additional paid-in capital	397,596	183,525
Accumulated deficit during development stage	(188,318)	(186,068)
Total stockholders' equity	211,450	(800)

Total liabilities and stockholders' equity	$313,250	$-

The accompanying footnotes are an integral part of these financial statements.

F-1

ATLAS CAPTIAL HOLDINGS, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS
(Unaudited)

					For the Period
	Three Months Ended		Nine Months Ended		September 13, 2006
	March 31,		March 31,		(Inception) to
	2011	2010	2011	2010	March 31, 2011

Revenue	$-	$-	$-	$4,000	$36,000

Expenses:

General and administrative	1,250	800	2,250	5,389	224,318

Total expenses	1,250	800	(2,250)	(1,389)	224,318

Net income (loss)	$(1,250)	$(800)	$(2,250)	$(1,389)	$(188,318)

Weighted average number of common shares outstanding, basic and fully diluted	18,864,000	15,296,222	17,903,708	11,762,467

Net loss per weighted share basic and fully diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

The accompanying footnotes are an integral part of these financial statements.

F-2

ATLAS CAPITAL HOLDINGS, INC.
(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
(Unaudited)

				Accumulated
			Additional	Deficit During	Total
	Common Stock		Paid-in	Developmental	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance, June 30, 2008	10,034,000	$1,003	$176,347	$(178,516)	$(1,166)

Net loss for year ended June 30, 2009				(6,163)	$(6,163)
	-	-	-

Balance, June 30, 2009	10,034,000	1,003	176,347	(184,679)	(7,329)

Shareholder contribution			5,604		5,604

Shareholder loan converted to paid-in capital			2,314		2,314

Shares issued in connection with merger with Atlas Capital Partners, LLC	7,400,000	740	(740)		-

Net loss for the year ended June 30, 2010	-	-	-	(1,389)	(1,389)

Balance, June 30, 2010	17,434,000	1,743	183,525	(186,068)	(800)

Shares sold for cash	4,290,000	429	214,071		214,500

Net loss for nine months ended March 31, 2011				(2,250)	(2,250)

Balance, March 31, 2011	21,724,000	$2,172	$397,596	$(188,318)	$211,450

The accompanying footnotes are an integral part of these financial statements.

F-3

ATLAS CAPITAL HOLDINGS, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)

			For the Period
			September 30, 2006
	Nine Months Ended		(Inception) to
	March 31,		March 31
	2011	2010	2011
Cash flows from operating activities:
Net loss	$(2,250)	$(1,389)	$(188,318)
Adjustments to reconcile net loss to net cash: used for operating activities:
Stock based compensation	-	-	170,650
Increase (decrease) in customer deposits	-	(1,000)	-
Increase(decrease) in accrued liabilities	1,000	(4,500)	1,000
Increase (decrease) in deferred revenue	100,000		100,000
Net cash used in operating activities	98,750	(6,889)	83,332

Cash flows from financing activities:

Issuance of common stock	214,500	-	221,200
Proceeds from shareholder loan	-	800	800
Contribution to paid in capital	-	5,604	7,918
Net cash provided by financing activities	214,500	6,404	229,918

Net increase (decrease) in cash	313,250	(485)	313,250
Cash, beginning of period	-	485	-
Cash, end of period	$313,250	$-	$313,250
Supplemental disclosures of non-cash investing and financing activities:

Issuance of 7,400,000 shares of common stock on basis of two for one shares held by shareholders of Atlas Capital Partners, LLC ("Atlas") in connection with a merger of the Company and Atlas	$-		$740
Shareholder loan converted to paid-in capital	$-	$2,314	$2,314

Issuance of 3,400,000 shares of common stock for consulting services	$-	$-	$170,000

Issuance of 6,500,000 shares of common stock for compensation to founding shareholder	$-	$-	$650

The accompanying footnotes are an integral part of these financial statements.

F-4

ATLAS CAPITAL HOLDINGS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 1 – Organization and summary of significant accounting principles

Organization

Atlas Capital Holdings, Inc. (“Atlas” or the “Company’) was organized September 13, 2006 (Date of Inception) under the laws of the State of Nevada. The Company has not commenced significant operations and, in accordance with Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915, “Development Stage Entity,” the Company is considered a development stage company.

Atlas assists small to medium-sized enterprises (“SMEs”) with overcoming their impediments to growth, by providing SMEs high caliber business and financial expertise as well as the capital to begin their path to growth.

The Company operated under the name of Micro Mammoth Solutions, Inc. from date of Inception through January 25, 2010.

On March 1, 2011 the Company entered into a Joint Venture Agreement  (“JVA”) with Clean Energy Pathways, Inc. (“CEP”). Under the JVA, the Company agreed to become the marketing and financing operation for CEP and CEP agreed to pay $100,000 to the Company as an engagement fee under the JVA.

As of March 1, 2011 the Company’s main business involves working closely with CEP to market and develop financial interest for solar project developments that are sponsored by CEP.  The Company serves as the marketing and interest building and investment arm for each project.

Accounting period

The Company has adopted an annual accounting period of July through June.

 Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ significantly from those estimates.

F-5

ATLAS CAPITAL HOLDINGS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 1 – Organization and summary of significant accounting principles (continued)

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

Revenue recognition

Revenue is recognized on an accrual basis after services have been performed under contract terms, the service price to the client is fixed or determinable, and collectability is reasonably assured.

Furniture and equipment

Furniture and equipment are stated at cost less accumulated depreciation.  It is the policy of the Company to capitalize items greater than or equal to $1,000. Depreciation is computed using the straight-line method over the expected useful lives of the assets.  Upon retirement or other disposition of depreciable assets, the cost and related accumulated depreciation are eliminated from the accounts, and any gain or loss on disposal is credited to or charged against income.

Fair value of financial instruments

The fair values of the Company’s assets and liabilities that qualify as financial instruments under FASB ASC Topic 825, “Financial Instruments,” approximate their carrying amounts presented in the accompanying balance sheet at March 31, 2011 and June 30, 2010.

Loss per share

The Company complies with the accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share.”  Basic loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period.  Diluted loss per common share incorporates the dilutive effect of common stock equivalents on an average basis during the period.

F-6

ATLAS CAPITAL HOLDINGS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 1 – Organization and summary of significant accounting principles (continued)

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740 “Income Taxes,” which requires accounting for deferred income taxes under the asset and liability method.  Deferred income tax asset and liabilities are computed for difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on the enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce the deferred income tax assets to the amount expected to be realized.

In accordance with GAAP, the Company is required to determine whether a tax position of the Company is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The Company files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. state and local jurisdictions.  The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.  De-recognition of a tax benefit previously recognized could result in the Company recording a tax liability that would reduce net assets. This policy also provides guidance on thresholds, measurement, de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition that is intended to provide better financial statement comparability among different entities.  It must be applied to all existing tax positions upon initial adoption and the cumulative effect, if any, is to be reported as an adjustment to stockholder’s equity as of July 1, 2009.

Based on its analysis, the Company has determined that the adoption of this policy did not have a material impact on the Company’s financial statements upon adoption. However, management’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

Interest and Penalty Recognition on Unrecognized Tax Benefits

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

F-7

ATLAS CAPITAL HOLDINGS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 1 – Organization and summary of significant accounting principles (continued)

Comprehensive Income

The Company complies with FASB ASC Topic 220, “Comprehensive Income,” which establishes rules for the reporting and display of comprehensive income (loss) and its components.  FASB ASC Topic 220 requires the Company’ to reflect as a separate component of stockholders’ equity items of comprehensive income.

Stock-Based Compensation

The Company complies with FASB ASC Topic 718 “Compensation – Stock Compensation,” which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services.  It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. FASB ASC Topic 718 focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.  FASB ASC Topic 718 requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions).  That cost will be recognized over the period during which an employee is required to provide service in exchange for the award the requisite service period (usually the vesting period).  No compensation costs are recognized for equity instruments for which employees do not render the requisite service.  The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available).  If an equity award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification.

Valuation of Investments in Securities at Fair Value—Definition and Hierarchy

FASB ASC Topic 820 “Fair Value Measurements and Disclosures” provides a framework for measuring fair value under generally accepted accounting principles in the United States and requires expanded disclosures regarding fair value measurements.  ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses various valuation approaches.  In accordance with GAAP, a fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available.  Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company.  Unobservable inputs reflect the Company’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.  FASB ASC Topic 820 establishes a three-tiered fair value hierarchy that prioritizes inputs to valuation techniques used in fair value calculations, as follows:

F-8

ATLAS CAPITAL HOLDINGS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
Note 1 – Organization and summary of significant accounting principles (continued)

Valuation of Investments in Securities at Fair Value—Definition and Hierarchy (continued)

Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.  Valuation adjustments and block discounts are not applied to Level 1 securities.  Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary from security to security and is affected by a wide variety of factors including, the type of security, whether the security is new and not yet established in the marketplace, and other characteristics particular to the transaction.  To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment.  Those estimated values do not necessarily represent the amounts that may be ultimately realized due to the occurrence of future circumstances that cannot be reasonably determined.

Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the securities existed. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for securities categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement.

F-9

ATLAS CAPITAL HOLDINGS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 1 – Organization and summary of significant accounting principles (continued)

Valuation of Investments in Securities at Fair Value—Definition and Hierarchy (continued)

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure.  Therefore, even when market assumptions are not readily available, the Company’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date.  The Company uses prices and inputs that are current as of the measurement date, including periods of market dislocation.  In periods of market dislocation, the observability of prices and inputs may be reduced for many securities.  This condition could cause a security to be reclassified to a lower level within the fair value hierarchy.

Valuation Techniques

The Company values investments in securities that are freely tradable and are listed on a national securities exchange or reported on the NASDAQ national market at their last sales price as of the last business day of the year.

Government Bonds

The fair value of sovereign government bonds is generally based on quoted prices in active markets. When quoted prices are not available, fair value is determined based on a valuation model that uses inputs that include interest-rate yield curves, cross-currency-basis index spreads, and country credit spreads similar to the bond in terms of issuer, maturity and seniority.

Certificate of Deposits

The fair values of the bank certificate of deposits are based on the face value of the certificate of deposits.

Recently Adopted Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update 2010-06, “Fair Value Measurements and Disclosures (Topic 820) - Improving Disclosures about Fair Value Measurements” (ASU 2010-06), to require new disclosures related to transfers into and out of Levels 1 and 2 of the fair value hierarchy and additional disclosure requirements related to Level 3 measurements.  The guidance also clarifies existing fair value measurement disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value.  The additional disclosure requirements are effective for the first reporting period beginning after December 15, 2009, except for the additional disclosure requirements related to Level 3 measurements, which are effective for fiscal years beginning after December 15, 2010.  The adoption of the additional requirements is not expected to have any financial impact on the Company’s consolidated financial statements.

F-10

ATLAS CAPITAL HOLDINGS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 1 – Organization and summary of significant accounting principles (continued)

 Recently Adopted Accounting Pronouncements (continued)

In April 2010, the FASB issued ASU No. 2010-13, “Compensation - Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades ,” which addresses the classification of a share-based payment award with an exercise price denominated in the currency of a market in which the underlying equity security trades. Topic 718 is amended to clarify that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades shall not be considered to contain a market, performance, or service condition. Therefore, such an award is not to be classified as a liability if it otherwise qualifies as equity classification. The amendments in this update should be applied by recording a cumulative-effect adjustment to the opening balance of retained earnings. The cumulative-effect adjustment should be calculated for all awards outstanding as of the beginning of the fiscal year in which the amendments are initially applied, as if the amendments had been applied consistently since the inception of the award. ASU No. 2010-13 is effective for interim and annual periods beginning on or after December 15, 2010 and is not expected to have a material impact on the Company’s consolidated financial position or results of operations. The Company adopted the pronouncement on January 1, 2011 resulting in no impact to the Company’s consolidated financial statements.

In December 2010, FASB issued ASC ASU 2010-28, “When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts (Topic 350) — Intangibles — Goodwill and Other.” ASU 2010-28 amends the criteria for performing Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts and requires performing Step 2, if qualitative factors indicate that it is more likely than not that goodwill impairment exists. The amendments to this update are effective for us in the first quarter of 2011. Any impairment to be recorded upon adoption will be recognized as an adjustment to our beginning retained earnings. The Company adopted the pronouncement on January 1, 2011 resulting in no impact to the Company’s consolidated financial statements.

In August 2009, the FASB issued Accounting Standards Update 2009-05 (ASU 2009-05), “Fair Value Measurements and Disclosures (Topic 820) – Measuring Liabilities at Fair Value,” to amend FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” to provide guidance on the measurement of liabilities at fair value.  The guidance provides clarification that in circumstances in which a quoted market price in an active market for an identical liability is not available, an entity is required to measure fair value using a valuation technique that uses the quoted price of an identical liability when traded as an asset or, if unavailable, quoted prices for similar liabilities or similar assets when traded as assets.  If none of this information is available, an entity should use a valuation technique in accordance with existing fair valuation principles.  The Company adopted the guidance effective October 1, 2009, and there was no material impact on the Company’s financial statements or related footnotes.

F-11

ATLAS CAPITAL HOLDINGS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 1 – Organization and summary of significant accounting principles (continued)

Recently Adopted Accounting Pronouncements (continued)

In December 2009, the FASB issued Accounting Standards Update (ASU) 2009-17, “Consolidations (FASB ASC Topic 810) - Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities,” which codifies FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R). ASU 2009-17 represents a revision to former FASB Interpretation No. 46 (Revised December 2003), “Consolidation of Variable Interest Entities,” and changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the other entity’s purpose and design and the reporting entity’s ability to direct the activities of the other entity that most significantly impact the other entity’s economic performance.  ASU 2009-17 also requires a reporting entity to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. A reporting entity will be required to disclose how its involvement with a variable interest entity affects the reporting entity’s financial statements.  ASU 2009-17 is effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009, or the Company’s fiscal year beginning January 1, 2010. Early application is not permitted. We have not yet determined the impact, if any, which of the provisions of ASU 2009-15 may have on the Company’s financial statements

Concentration of Credit Risk

The Company maintains its cash and cash equivalents in bank deposit accounts, which, at times may exceed federally insured limits.  The Company has not experienced any losses in such accounts.  Management believes the Company is not exposed to any significant credit risk related to cash and cash equivalents.

F-12

ATLAS CAPITAL HOLDINGS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

  Note 2 –Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.  As noted above, the Company is in the development stage and, accordingly, has not yet generated significant revenues from operations.  As a development stage Company, it has generated revenues totaling $36,000 and incurred accumulated net losses of approximately $188,000 from September 13, 2006 (inception) through the period ended March 31, 2011.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues.  The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

Note 3 –Income Taxes

At March 31, 2011, the Company had approximately $188, 000 of net operating losses (“NOL”) carry-forwards for federal and state income purposes.  These losses are available for future years and expire through 2030.  Utilization of these losses may be severely or completely limited if the Company undergoes an ownership change pursuant to Internal Revenue Code Section 382.
The deferred tax asset is summarized as follows:

March 31,
2011

Deferred tax asset:

Net operating loss carryforwards	$71,000

Deferred tax asset	71,000

Less: Valuation allowance	(71,000)

Net deferred tax asset	$-

A reconciliation of income tax expense computed at the U.S. federal, state, and local statutory rates and the Company’s effective tax rate is as follows:

F-13

ATLAS CAPITAL HOLDINGS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 3 –Income Taxes (continued)

	June 30,
	2010
Statutory federal income tax expense	(34	) %

State and local income tax (net of federal benefits)	(4)

Valuation allowance	38

	-%

The Company has taken a 100% valuation allowance against the deferred tax asset attributable to the NOL carryforward of $188,000 at March 31, 2011 due to the uncertainty of realizing the future tax benefits.

Note 4 – Stockholders’ equity

In September 2006, the Company issued 6,500,000 shares of its $0.001 par value common stock as founder's shares.  In connection with the issuance of these 6,500,000 shares, the Company recorded compensation expense in the amount of $650. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In January 2007, the Company issued 3,400,000 shares of its $0.001 par value common stock for consulting services.  In connection with the issuance of these 3,400,000 shares, the Company recorded compensation expense in the amount of $170,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In June 2007, the Company issued 134,000 shares of its $0.001 par value common stock for $6,700 cash. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

F-14

ATLAS CAPITAL HOLDINGS, INC.

(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

 Note 4 – Stockholders’ equity (continued)

On January 26, 2010, the Board of Directors of the Company approved a Stock Purchase Agreement (the “Agreement”) between the Company and all of the shareholders of Atlas Capital Partners, LLC (the “Shareholders”).  Pursuant to the Agreement, the Company issued two shares of the Company’s common stock for every one share of Atlas Capital Partners held by the Shareholders.  No other consideration was paid for the shares held by the Shareholders. Subsequently, the Company merged Atlas Capital Partners with and into the Company and filed the appropriate merger documents with the required state authorities. The Company issued 7,400,000 shares of its $0.001 par value common stock in connection the merger.
There have been no other issuances of common stock.

 Note 5 – Warrants and options

 There are no warrants or options outstanding to acquire any additional shares of common stock.

Note 6 – Related party transactions

 During the three month period ended December 31, 2009, the Company’s former chief executive officer converted a $2,314 loan due him for startup expenses by making a contribution of this amount to additional paid-in capital.  Also, during the same quarterly period, he made a $5,604 cash contribution to additional paid-in capital.

During the three month period ended March 31, 2010, the Company’s current chief executive officer and principal shareholder advanced the company $800 for the payment of operating expenses.

During the three month period ended December 31, 2010, the Company’s current chief executive office and principal shareholder advanced the Company $1,000 for the payment of operating expenses.

Note 7 – Commitments and contingent liabilities

Legal matters - The Company has no litigation.

F-15

Patrick Rodgers, CPA, PA
309 E. Citrus Street
Altamonte Springs, FL 32701

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Atlas Capital Holdings, Inc.
2234 N. Federal Highway, Suite 330
Boca Raton, Florida 33431

I have audited the accompanying balance sheets of Atlas Capital Holdings, Inc. as of June 30, 2010 and 2009 and the related statements of operations, retained earnings, shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Atlas Capital Holdings, Inc. as of June 30, 2010 and 2009, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company is in development stage and has experienced losses from operations since inception.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in this regard are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Patrick Rodgers, CPA, PA

Patrick Rodgers, CPA, PA
Orlando, Florida
October 12, 2010

ATLAS CAPITAL HOLDINGS, INC.
(A Development Stage Company)

BALANCE SHEETS

	June 30,	June 30,
	2010	2009

ASSETS

Current assets:
Cash	$-	$485
Total current assets	-	485
Total Assets	-	485

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accrued liabilities	$-	$4,500
Customer deposits	-	1,000
Loan from shareholder	800	2,314
Total current liabilities	800	7,814

Stockholders' equity:
Common stock, $.0001 par value, authorized 100,000,000 shares; 17,434,000 and 10,034,000 issued and outstanding as of March 31, 2010 and June 30, 2009, respectively	1,743	1,003
Additional paid-in capital	183,525	176,347
Accumulated deficit during development stage	(186,068)	(184,679)
Total stockholders' equity	(800)	(7,329)
Total liabilities and stockholders' equity	$-	$485

The accompanying notes are an integral part of the financial statements.

ATLAS CAPTIAL HOLDINGS, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS

			For the Period
	Year Ended		September 13, 2006
	June 30,		(Inception) to
	2010	2009	June 30, 2010

Revenue	$4,000	$12,000	$36,000

Expenses:

General and administrative	5,389	18,163	222,068

Total expenses	5,389	18,163	222,068

Net income (loss)	$(1,389)	$(6,163)	$(186,068)

Weighted average number of common shares outstanding, basic and fully diluted	13,176,466	10,034,000

Net loss per weighted share basic and fully diluted	$(0.00)	$(0.00)

The accompanying notes are an integral part of the financial statements.

ATLAS CAPITAL HOLDINGS, INC.
(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

				Accumulated
			Additional	Deficit During	Total
	Common Stock		Paid-in	Developmental	Stockholders'
	Shares	Amount	Capital	Stage	Equity
Balance, June 30, 2008	10,034,000	$1,003	$176,347	$(178,516)	$(1,166)

Net loss for year ended June 30, 2009	-	-	-	(6,163)	$(6,163)

Balance, June 30, 2009	10,034,000	1,003	176,347	(184,679)	(7,329)

Shareholder contribution			5,604		5,604

Shareholder loan converted to paid-in capital			2,314		2,314

Shares issued in connection with merger with Atlas Capital Partners, LLC	7,400,000	740	(740)		-

Net loss for the year ended June 30, 2010	-	-	-	(1,389)	(1,389)

Balance, June 30, 2010	17,434,000	$1,743	$183,525	$(186,068)	$(800)

The accompanying notes are an integral part of the financial statements.

ATLAS CAPITAL HOLDINGS, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

			For the Period
			September 13, 2006
	Year Ended		(Inception) to
	June 30,		June 30,
	2010	2009	2010
Cash flows from operating activities:

Net loss	$(1,389)	$(6,163)	$(186,068)

Adjustments to reconcile net loss to net cash:
used for operating activities:
Stock based compensation	-	-	170,650
Increase (decrease) in customer deposits	(1,000)	1,000	-
Increase(decrease) in accrued liabilities	(4,500)	2,250	-
			-
Net cash used in operating activities	(6,889)	(2,913)	(15,418)

Cash flows from investing activities:

Net cash used in investing activities	-	-	-

Cash flows from financing activities:

Issuance of common stock		-	6,700
Proceeds from shareholder loan	800	-	800
Contribution to paid in capital	5,604	-	7,918

Net cash provided by financing activities	6,404	-	15,418

Net increase (decrease) in cash	(485)	(2,913)	-
Cash, beginning of period	485	3,398	-

Cash, end of period	$-	$485	$-

Supplemental disclosures of non-cash investing and financing activities:

Issuance of 7,400,000 shares of common stock on basis of two for one shares held by shareholders of Atlas Capital Partners, LLC ("Atlas") in connection with a merger of the Company and Atlas	$740		$740

Shareholder loan converted to paid-in capital	$2,314	$-	$2,314

Issuance of 3,400,000 shares of common stock for consulting services	$-	$-	$170,000

Issuance of 6,500,000 shares of common stock for compensation to founding shareholder	$-	$-	$650

The accompanying notes are an integral part of the financial statements.

ATLAS CAPITAL HOLDINGS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 1 – Organization and summary of significant accounting principles

Organization

Atlas Capital Holdings, Inc. (“Atlas” or the “Company’) was organized September 13, 2006 (Date of Inception) under the laws of the State of Nevada. The Company has not commenced significant operations and, in accordance with Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915, “Development Stage Entity,” the Company is considered a development stage company.

Atlas assists small to medium-sized enterprises (“SMEs”) with overcoming their impediments to growth, by providing SMEs high caliber business and financial expertise as well as the capital to begin their path to growth.

The Company operated under the name of Micro Mammoth Solutions, Inc. from date of Inception through January 25, 2010.

Accounting period

The Company has adopted an annual accounting period of July through June.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ significantly from those estimates.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

ATLAS CAPITAL HOLDINGS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 1 – Organization and summary of significant accounting principles (continued)

Revenue recognition

Revenue is recognized on an accrual basis after services have been performed under contract terms, the service price to the client is fixed or determinable, and collectability is reasonably assured.

Furniture and equipment

Furniture and equipment are stated at cost less accumulated depreciation.  It is the policy of the Company to capitalize items greater than or equal to $1,000. Depreciation is computed using the straight-line method over the expected useful lives of the assets.  Upon retirement or other disposition of depreciable assets, the cost and related accumulated depreciation are eliminated from the accounts, and any gain or loss on disposal is credited to or charged against income.

Fair value of financial instruments

The fair values of the Company’s assets and liabilities that qualify as financial instruments under FASB ASC Topic 825, “Financial Instruments,” approximate their carrying amounts presented in the accompanying balance sheet at June 30, 2010.

Loss per share

The Company complies with the accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share.”  Basic loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period.  Diluted loss per common share incorporates the dilutive effect of common stock equivalents on an average basis during the period.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740 “Income Taxes,” which requires accounting for deferred income taxes under the asset and liability method.  Deferred income tax asset and liabilities are computed for difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on the enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce the deferred income tax assets to the amount expected to be realized.

ATLAS CAPITAL HOLDINGS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 1 – Organization and summary of significant accounting principles (continued)

Income Taxes (continued)

In accordance with GAAP, the Company is required to determine whether a tax position of the Company is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The Company files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. state and local jurisdictions.  The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.  De-recognition of a tax benefit previously recognized could result in the Company recording a tax liability that would reduce net assets. This policy also provides guidance on thresholds, measurement, de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition that is intended to provide better financial statement comparability among different entities.  It must be applied to all existing tax positions upon initial adoption and the cumulative effect, if any, is to be reported as an adjustment to stockholder’s equity as of July 1, 2009.

Income Taxes

Based on its analysis, the Company has determined that the adoption of this policy did not have a material impact on the Company’s financial statements upon adoption. However, management’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

Interest and Penalty Recognition on Unrecognized Tax Benefits

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

Comprehensive Income

The Company complies with FASB ASC Topic 220, “Comprehensive Income,” which establishes rules for the reporting and display of comprehensive income (loss) and its components.  FASB ASC Topic 220 requires the Company’ to reflect as a separate component of stockholders’ equity items of comprehensive income.

ATLAS CAPITAL HOLDINGS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 1 – Organization and summary of significant accounting principles (continued)

Stock-Based Compensation

The Company complies with FASB ASC Topic 718 “Compensation – Stock Compensation,” which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services.  It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. FASB ASC Topic 718 focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.  FASB ASC Topic 718 requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions).  That cost will be recognized over the period during which an employee is required to provide service in exchange for the award the requisite service period (usually the vesting period).  No compensation costs are recognized for equity instruments for which employees do not render the requisite service.  The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available).  If an equity award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification.

Valuation of Investments in Securities at Fair Value—Definition and Hierarchy

FASB ASC Topic 820 “Fair Value Measurements and Disclosures” provides a framework for measuring fair value under generally accepted accounting principles in the United States and requires expanded disclosures regarding fair value measurements.  ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Company uses various valuation approaches.  In accordance with GAAP, a fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available.  Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company.  Unobservable inputs reflect the Company’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.  FASB ASC Topic 820 establishes a three-tiered fair value hierarchy that prioritizes inputs to valuation techniques used in fair value calculations, as follows:

ATLAS CAPITAL HOLDINGS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 1 – Organization and summary of significant accounting principles (continued)

Valuation of Investments in Securities at Fair Value—Definition and Hierarchy (continued)

Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.  Valuation adjustments and block discounts are not applied to Level 1 securities.  Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary from security to security and is affected by a wide variety of factors including, the type of security, whether the security is new and not yet established in the marketplace, and other characteristics particular to the transaction.  To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment.  Those estimated values do not necessarily represent the amounts that may be ultimately realized due to the occurrence of future circumstances that cannot be reasonably determined.

Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the securities existed. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for securities categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement.

ATLAS CAPITAL HOLDINGS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 1 – Organization and summary of significant accounting principles (continued)

Valuation of Investments in Securities at Fair Value—Definition and Hierarchy (continued)

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure.  Therefore, even when market assumptions are not readily available, the Company’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date.  The Company uses prices and inputs that are current as of the measurement date, including periods of market dislocation.  In periods of market dislocation, the observability of prices and inputs may be reduced for many securities.  This condition could cause a security to be reclassified to a lower level within the fair value hierarchy.

Valuation Techniques

The Company values investments in securities that are freely tradable and are listed on a national securities exchange or reported on the NASDAQ national market at their last sales price as of the last business day of the year.

Government Bonds

The fair value of sovereign government bonds is generally based on quoted prices in active markets. When quoted prices are not available, fair value is determined based on a valuation model that uses inputs that include interest-rate yield curves, cross-currency-basis index spreads, and country credit spreads similar to the bond in terms of issuer, maturity and seniority.

Certificate of Deposits

The fair values of the bank certificate of deposits are based on the face value of the certificate of deposits

Recently Adopted Accounting Pronouncements

In June 2009, the FASB issued the FASB Accounting Standards Codification (the “Codification”) and a new Hierarchy of Generally Accepted Accounting Principles which establishes only two levels of GAAP: authoritative and nonauthoritative. The Codification is now the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP, except for rules and interpretive releases of the SEC, which are additional sources of authoritative GAAP for SEC registrants. All other nongrandfathered, non-SEC accounting literature not included in the Codification will become nonauthoritative. The Codification is effective for financial statements for interim or annual reporting periods ending after September 15, 2009.

ATLAS CAPITAL HOLDINGS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 1 – Organization and summary of significant accounting principles (continued)

Recently Adopted Accounting Pronouncements (continued)

The Company adopted the new guidelines and numbering system prescribed by the Codification when referring to GAAP on October 1, 2009. The application of the Codification did not have an impact on the Company’s financial statements; however, all references to authoritative accounting literature will now be references in accordance with the Codification.

On October 1, 2009, The Company adopted FASB ASC Topic 805 (ASC 805), “Business Combinations,” which generally requires an acquirer to recognize the identifiable assets acquired, liabilities assumed, contingent purchase consideration and any noncontrolling interest in the acquiree at fair value on the date of acquisition. It also requires an acquirer to recognize as expense most transaction and restructuring costs as incurred, rather than include such items in the cost of the acquired entity. For the Company, ASC 805 applies prospectively to business combinations for which the acquisition date is on or after October 1, 2009. The adoption of ASC 805 did not have a material impact on the Company’s financial statements.

On October 1, 2009, the Company adopted FASB ASC Topic 820-10 (ASC 820-10), “Fair Value Measurements and Disclosures,” for nonfinancial assets and liabilities that are not recognized or disclosed at fair value in the financial statements on a recurring basis. The adoption of ASC 820-10 did not have a material impact on the Company’s financial statements.

In August 2009, the FASB issued Accounting Standards Update 2009-05 (ASU 2009-05), “Fair Value Measurements and Disclosures (Topic 820) – Measuring Liabilities at Fair Value,” to amend FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” to provide guidance on the measurement of liabilities at fair value.  The guidance provides clarification that in circumstances in which a quoted market price in an active market for an identical liability is not available, an entity is required to measure fair value using a valuation technique that uses the quoted price of an identical liability when traded as an asset or, if unavailable, quoted prices for similar liabilities or similar assets when traded as assets.  If none of this information is available, an entity should use a valuation technique in accordance with existing fair valuation principles.  The Company adopted the guidance effective October 1, 2009, and there was no material impact on the Company’s financial statements or related footnotes.

In May 2009, the FASB issued authoritative guidance for subsequent events, now codified as FASB ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued.  The guidance sets forth the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements.  The guidance also requires the disclosure of the date through which an entity has evaluated subsequent events and whether this date represents the date the financial statements were issued or were available to be issued.  The Company adopted this guidance effective July 1, 2009 with no significant impact on the Company’s financial statements or related footnotes.

ATLAS CAPITAL HOLDINGS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 1 – Organization and summary of significant accounting principles (continued)

Recently Adopted Accounting Pronouncements (continued)

In April 2009, the FASB provided additional guidance for estimating fair value in accordance with FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” when the volume and level of activity for the asset or liability have significantly decreased.  This additional guidance re-emphasizes that regardless of market conditions the fair value measurement is an exit price concept and clarifies and includes additional factors to consider in determining whether there has been a significant decrease in market activity for an asset or liability. This guidance also provides additional clarification on estimating fair value when the market activity for an asset or liability has declined significantly.  The scope of this guidance does not include assets and liabilities measured under quoted prices in active markets.  This guidance is applied prospectively to all fair value measurements where appropriate and will be effective for interim and annual periods ending after June 15, 2009.  The adoption of the provisions of this guidance did not have any material impact on the Company’s financial statements.

In April 2009, FASB issued FSP FAS 107-1 and APB 28-1, now codified in FASB ASC Topic 825-10-65, “Interim Disclosures about Fair Value of Financial Instruments,” which amends U.S. GAAP to require entities to disclose the fair value of financial instruments in all interim financial statements.  The additional requirements of this guidance also require disclosure of the method(s) and significant assumptions used to estimate the fair value of those financial instruments.  Previously, these disclosures were required only in annual financial statements.  The additional requirements of this guidance are effective for interim reporting periods ending after June 15, 2009.  The adoption of the additional requirements did not have any financial impact on the Company’s financial statements.

In April, 2009, the FASB issued ASC Topic 320-10 (ASC 320-10), “Recognition and Presentation of Other-Than-Temporary Impairments,” which provides additional guidance designed to create greater clarity and consistency in accounting for and presenting impairment losses on securities. ASC Topic 320-10 provides greater clarity to investors about the credit and noncredit components of impaired debt securities that are not expected to be sold. The measure of impairment in comprehensive income remains fair value. This statement also requires more timely disclosures and an increase in disclosures regarding expected cash flows, credit losses, and an aging of securities with unrealized losses. The adoption of the additional requirements did not have any financial impact on the Company’s financial statements.

ATLAS CAPITAL HOLDINGS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 1 – Organization and summary of significant accounting principles (continued)

Recently Adopted Accounting Pronouncements (continued)

In January 2010, the FASB issued Accounting Standards Update 2010-06, “Fair Value Measurements and Disclosures (Topic 820) - Improving Disclosures about Fair Value Measurements” (ASU 2010-06), to require new disclosures related to transfers into and out of Levels 1 and 2 of the fair value hierarchy and additional disclosure requirements related to Level 3 measurements.  The guidance also clarifies existing fair value measurement disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value.  The additional disclosure requirements are effective for the first reporting period beginning after December 15, 2009, except for the additional disclosure requirements related to Level 3 measurements, which are effective for fiscal years beginning after December 15, 2010.  The adoption of the additional requirements is not expected to have any financial impact on the Company’s financial statements.

In December 2009, the FASB issued Accounting Standards Update (ASU) 2009-17, “Consolidations (FASB ASC Topic 810) - Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities,” which codifies FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R). ASU 2009-17 represents a revision to former FASB Interpretation No. 46 (Revised December 2003), “Consolidation of Variable Interest Entities,” and changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the other entity’s purpose and design and the reporting entity’s ability to direct the activities of the other entity that most significantly impact the other entity’s economic performance.  ASU 2009-17 also requires a reporting entity to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. A reporting entity will be required to disclose how its involvement with a variable interest entity affects the reporting entity’s financial statements.  ASU 2009-17 is effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009, or the Company’s fiscal year beginning January 1, 2010. Early application is not permitted. We have not yet determined the impact, if any, which of the provisions of ASU 2009-15 may have on the Company’s financial statements

Concentration of Credit Risk

The Company maintains its cash and cash equivalents in bank deposit accounts, which, at times may exceed federally insured limits.  The Company has not experienced any losses in such accounts.  Management believes the Company is not exposed to any significant credit risk related to cash and cash equivalents.

ATLAS CAPITAL HOLDINGS, INC.

(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 2 –Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.  As noted above, the Company is in the development stage and, accordingly, has not yet generated significant revenues from operations.  As a development stage Company, it has generated revenues totaling $36,000 and incurred accumulated net losses of approximately $186,068 from September 13, 2006 (inception) through the period ended June 30, 2010.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues.  The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

Note 3 –Income Taxes

At June 30, 2010, the Company had approximately $186,000 of net operating losses (“NOL”) carry-forwards for federal and state income purposes.  These losses are available for future years and expire through 2030.  Utilization of these losses may be severely or completely limited if the Company undergoes an ownership change pursuant to Internal Revenue Code Section 382.

The deferred tax asset is summarized as follows:

June 30,
2010
Deferred tax asset:
Net operating loss carryforwards	$71,000
Deferred tax asset	71,000
Less: Valuation allowance	(71,000)
Net deferred tax asset	$-

A reconciliation of income tax expense computed at the U.S. federal, state, and local statutory rates and the Company’s effective tax rate is as follows:

ATLAS CAPITAL HOLDINGS, INC.

(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 3 –Income Taxes (continued)

	June 30,
	2010
Statutory federal income tax expense	(34	) %

State and local income tax (net of federal benefits)	(4)

Valuation allowance	38
	-%

The Company has taken a 100% valuation allowance against the deferred tax asset attributable to the NOL carryforward of $156,000 at March 31, 2010, due to the uncertainty of realizing the future tax benefits.

Note 4 – Stockholders’ equity

In September 2006, the Company issued 6,500,000 shares of its $0.0001 par value common stock as founder's shares.  In connection with the issuance of these 6,500,000 shares, the Company recorded compensation expense in the amount of $650. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In January 2007, the Company issued 3,400,000 shares of its $0.0001 par value common stock for consulting services.  In connection with the issuance of these 3,400,000 shares, the Company recorded compensation expense in the amount of $170,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In June 2007, the Company issued 134,000 shares of its $0.0001 par value common stock for $6,700 cash. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

ATLAS CAPITAL HOLDINGS, INC.

(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Note 4 – Stockholders’ equity (continued)

On January 26, 2010, the Board of Directors of the Company approved a Stock Purchase Agreement (the “Agreement”) between the Company and all of the shareholders of Atlas Capital Partners, LLC (the “Shareholders”).  Pursuant to the Agreement, the Company issued two shares of the Company’s common stock for every one share of Atlas Capital Partners held by the Shareholders.  No other consideration was paid for the shares held by the Shareholders. Subsequently, the Company merged Atlas Capital Partners with and into the Company and filed the appropriate merger documents with the required state authorities. The Company issued 7,400,000 shares of its $0.0001 par value common stock in connection the stock purchase.

There have been no other issuances of common stock.

Note 5 – Warrants and options

 There are no warrants or options outstanding to acquire any additional shares of common stock.

Note 6 – Related party transactions

 During the three month period ended December 31, 2009, the Company’s former chief executive officer converted a $2,314 loan due him for startup expenses by making a contribution of this amount to additional paid-in capital.  Also, during the same quarterly period, he made a $5,604 cash contribution to additional paid-in capital.

During the three month period ended March 31, 2010, the Company’s current chief executive officer and principal shareholder advanced the company $800 for the payment of operating expenses.

Note 7 – Commitments and contingent liabilities

Legal matters - The Company is occasionally party to litigation or threat of litigation arising in the normal course of business.  Management, after consultation with legal counsel, does not believe that the resolution of any such matters will have a material effect on the Company’s financial position or results of operations.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ATLAS CAPITAL HOLDINGS , INC.
REGISTRANT

By:	/s/Christopher K. Davies
Christopher K. Davies
Chief Executive Officer and
Principal Accounting Officer
May 25, 2011